Exhibit 99.1

HyreCar Appoints Automotive Technology Leader Jay Vijayan to Board of Directors

Current CEO of Tekion and Former CIO of Tesla, Inc. Appointed to HyreCar Board of Directors

LOS ANGELES, April 29, 2019 – HyreCar Inc. (NASDAQ: HYRE) (the “Company”), the carsharing marketplace for ridesharing, today announced that it has appointed Jay Vijayan to the Board of Directors, effective April 25, 2019.

Jay Vijayan brings over two decades of technology platform, product development and leadership experience to the HyreCar Board of Directors. He is currently the Founder & CEO of Tekion Corp., a Silicon Valley startup that is disrupting and transforming the business applications and automotive retail experience. Prior to founding Tekion, Jay was the Chief Information Officer of Tesla, Inc., for over 4 years from 2012 to 2016, where he and his team ground-up built and scaled Tesla’s digital and information platform and systems, fueling the company’s hyper-growth phase. Prior to joining Tesla, Jay led the Business Applications Development group for VMware Inc., during its significant accelerated growth phase when VMware scaled revenues from approximately $700 million in 2007 to nearly $4 billion in 2012. Prior to VMware, Jay led product development teams at Oracle for over 7 years. Jay is known for building simple and highly scalable technology platforms and solutions that transform, scale businesses and enable operational efficiency. Jay also serves on the board of NIC Inc. (NASDAQ: EGOV).

“I understand the need and potential for a robust rideshare marketplace that brings significant value for all stakeholders of this ecosystem. After meeting with the HyreCar team, I quickly realized HyreCar’s tremendous and unique value proposition for this need and the team’s potential to deliver. I am thrilled for the opportunity to help guide the company on its journey.” said Jay Vijayan.

“I’m looking forward to working with Jay and the rest of our Board of Directors,” said Joe Furnari, CEO of HyreCar. “Jay is a key addition that reinforces our strategy with Auto Manufacturers and Auto Dealers; he also brings extensive experience scaling technology platforms and bringing the best of the technology world to the automotive industry. Surrounding HyreCar with experienced individuals has been one of my key objectives, and leveraging different perspectives on the industry is what has made us a leader in the space and will continue our trail blazing into the future.”

About HyreCar

HyreCar Inc. (NASDAQ: HYRE) is a nationwide leader operating a carsharing marketplace for ridesharing in all 50 States and Washington D.C. via its proprietary technology platform. The Company has established a leading presence in Mobility as a Service (MaaS) through individual vehicle owners, dealers and OEM’s, who have been disrupted by automotive asset sharing. By providing a unique opportunity through its safe, secure, and reliable marketplace, HyreCar is transforming the industry by empowering all to profit from Mobility as a Service. For more information please visit hyrecar.com.

Forward-Looking Statements

Statements in this release concerning HyreCar Inc.’s (“HyreCar” or the “Company”) future expectations and plans, including, without limitation, HyreCar’s partnerships and technology solutions, its ability to add and maintain additional car listings on its platform from car dealers, and consumer demand for cars to be used for ridesharing, may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. HyreCar may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in HyreCar’s most recent Annual Report on Form 10-K and HyreCar’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as HyreCar’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. HyreCar cannot guarantee future results, events, levels of activity, performance or achievements. HyreCar does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Media Relations:
Ronjini Joshua
The Silver Telegram
HyreCar@thesilvertelegram.com

Investor Relations:
Ted Haberfield
President, MZ Group – MZ North America
HYRE@mzgroup.us